Exhibit 10.29

November 21, 2016
DYNEX CAPITAL, INC. AS COMPANY, LADENBURG THALMANN & CO. INC. AND JONESTRADING INSTITUTIONAL SERVICES LLC AS AGENTS
_________________________________________________

EQUITY DISTRIBUTION AGREEMENT
_________________________________________________

DYNEX CAPITAL, INC.
Up to $50,000,000
Preferred Stock

EQUITY DISTRIBUTION AGREEMENT
November 21, 2016
Ladenburg Thalmann & Co. Inc.
570 Lexington Avenue
Eleventh Floor
New York, NY 10022
JonesTrading Institutional Services LLC
780 Third Avenue
New York, NY 10017

Ladies and Gentlemen:
Dynex Capital, Inc., a Virginia corporation (the “Company”), confirms its agreement (this “Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and JonesTrading Institutional Services LLC (together with Ladenburg, the “Agents”) as follows:
1.Description of Shares. The Company proposes to issue and sell through or to the Agents, as sales agents and/or principals, up to an aggregate value of $50,000,000 (the “Maximum Amount”) (subject to Section 3(d)) of shares of the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Shares”), par value $0.01 per share (“Series A Preferred Stock”), and/or shares of the Company’s 7.625% Series B Cumulative Redeemable Preferred Stock (the “Series B Shares” and, together with the Series A Shares, the “Shares”), par value $0.01 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Agents, the Company hereby appoints each Agent as an agent of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and each Agent agrees to use its commercially reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein. The Company agrees that whenever it determines to sell the Shares directly to the Agents as principals, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 19 hereof.
2.    Representations and Warranties.
(a)    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Agent at the Execution Time, and as of each Representation Date and each Applicable Time as set forth below.

i.    The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File Number 333-200859) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of securities, including the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has been declared effective by the Commission. The Company shall file as promptly as practicable after the Execution Time with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus shall contain in all material respects the information required by the Act, and, except to the extent the Agents agree in writing to a modification, shall be in all substantive respects in the form furnished to the Agents prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made under this Agreement. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made under this Agreement, and at all times during which a prospectus (as such term is defined in the Act) is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.
To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional shares of Preferred Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.
On each Effective Date, at the Execution Time, at each Applicable Time, and at each Representation Date, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time and at each Applicable Time, the Prospectus (together with any prospectus supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) the information contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by each Agent specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or (ii) that part of the Registration Statement (including any new registration statement filed pursuant to Section 2(a)(i) hereof) which constitutes the Statement of Eligibility on Form T-1 of the trustee under the Trust Indenture Act of 1939.
At the Execution Time, at each Applicable Time and at each Representation Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by an Agent specifically for use therein.
ii.    The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Conduct Rule 5110(B)(7)(C)(i) and satisfies the pre-October 21, 1992 eligibility requirements for the use of a registration statement on Form S-3 in connection with the offering of the Shares, including, without limitation: (i) having a non-affiliate, public common equity float of at least $150 million as of a date within 60 days of the date of this Agreement and (ii) having been subject to the Exchange Act reporting requirements for a period of at least 36 months.
iii.    At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
iv.    BDO USA, LLP and/or such other audit firm whose report appears in the Registration Statement, the Disclosure Package and the Prospectus (the “Audit Firm”) are independent certified public accountants as required by the Act and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”). Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Audit Firm has not during the periods covered by the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, provided to the Company any material non-audit services, as such term is defined in Section 10A(g) of the Exchange Act.

v.    The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly the financial condition, results of operations, stockholders’ equity and cash flows of the Company at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements included therein and the books and records of the Company. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the Act. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
vi.    Other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, since the date of the most recent balance sheet of the Company reviewed or audited by the Audit Firm, the Company has not been advised of any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company.
vii.    There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
viii.    Commercial Capital Access One, Inc., Financial Asset Securitization, Inc., Investment Capital Access, Inc., Issued Holdings Capital Corporation, MERIT Securities Corporation and SMFC Funding Corporation are the Company’s only material subsidiaries (each of the foregoing, a “Subsidiary” and, collectively, the “Subsidiaries”). Each of the Company and each Subsidiary has been duly organized, is validly existing and in good standing as a corporation under the laws of the Commonwealth of Virginia with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. The Company has full corporate power and authority to enter into the transactions contemplated by this Agreement. Each of the Company and each Subsidiary is duly qualified to do business and in good standing as a foreign corporation or limited liability company, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company owns all of the outstanding equity capital of each

Subsidiary, free and clear of all liens and encumbrances and no Subsidiary has issued any options, warrants, rights or other securities convertible into or exercisable for capital stock of any Subsidiary.

ix.    The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and Prospectus. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee or delegatee thereof) and (ii) each such grant of Stock Options was made in accordance with the terms of the applicable Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “NYSE”) or such other national securities exchange on which the Shares may then be listed (the NYSE or such other national securities exchange, the “Securities Exchange”). The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinated the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their results of operations or prospects. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and as may be issued under Company Stock Plans after the Execution Date, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding.

x.    The Shares have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of preemptive rights, rights of first refusal and similar rights pursuant to statute, contract or the Company’s charter or bylaws and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, free of any restriction upon the voting or transfer thereof pursuant to the Virginia Stock Corporation Act or the Company’s charter or bylaws or any agreement or instrument to which the Company is a party. The shares of the common stock of the Company, par value $0.01 (the “Common Stock”) issuable upon conversion of the Shares been duly and validly authorized and  reserved for issuance by the Company and, when issued and delivered upon conversion and in accordance with the terms of the Company’s charter, including the articles of amendment relating to the Series A Preferred Stock or Series B Preferred Stock, as the case may be, will be validly issued and fully-paid and non-assessable; and will not have been issued in violation of any preemptive or other similar rights of any securityholder of the Company.

xi.    Since December 31, 2015, except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus or otherwise disclosed to the Agents in writing, neither the Company nor any Subsidiary has (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) redeemed any shares of any class of its capital stock.

xii.    The Company and each Subsidiary (i) is not in violation of its charter or bylaws, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation of any federal, state, local or foreign law, statute or rule, judgment, order, rule or regulation, writ or decree of any arbitrator, court or governmental, regulatory or administrative agency, body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets (each, a “Governmental Entity”) or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

xiii.    This Agreement has been duly authorized, executed and delivered by the Company and, when executed and delivered by each Agent, will constitute a legal, valid and binding agreement of the Company that is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.
xiv.    None of the Company nor any Subsidiary owns any real property. Each of the Company and such Subsidiary has good and marketable title to all of its assets and personal property owned by it, free and clear of all liens, encumbrances and defects, except (i) for any security interest, lien, encumbrance or claim that may exist under any applicable repurchase agreement, (ii) such as are described in the Registration Statement, the Disclosure Package and the Prospectus or (iii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or such Subsidiary; and all assets and real and personal property held under lease by the Company or any Subsidiary are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company or such Subsidiary, and neither the Company nor any Subsidiary has written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such leases or affecting or questioning the rights of the Company or any Subsidiary to be in the continued possession of the leased premises under such leases. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the charter have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company, or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity.
xv.    Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, to which the Company or any Subsidiary is a party or which is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect, and which would materially and adversely affect the consummation of the transactions contemplated by this Agreement.
xvi.    Other than permitted activity pursuant to Regulation M and Rule 10b-18 under the Exchange Act, the Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Preferred Stock or the Common Stock to facilitate the sale or resale of the Shares.
xvii.    All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2012 have been settled and no assessment in connection therewith has been made against the Company. The United States federal income tax returns of the Company for the periods ended December 31, 2013, December 31, 2014 and December 31, 2015 have not yet been settled, but no assessment in connection with such income tax returns of the Company for such periods has been made, and to the knowledge of the Company none is proposed to be made, against the Company. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or except insofar as the failure to pay such taxes would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, local or foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, except for such a tax lien for any tax, assessment, governmental or other similar charge which is not yet due and payable.
xviii.    Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to the Company’s and the Subsidiaries’ assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for the Company’s and the Subsidiaries’ assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (ii) has not had a material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (iii) has not had a change in the Company’s internal control over financial reporting that has materially and adversely affected or is reasonably likely to materially and adversely affect the Company’s internal control over financial reporting.
xix.    The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, to the knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to information required to be disclosed by the Company in its periodic reports under the Exchange Act.
xx.    The Company is not and, after giving effect to the sale of the Shares and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.
xxi.    The Company has complied with the requirements of the no-action relief issued on December 7, 2012 by the Division of Swap Dealers and Intermediary Oversight of the Commodity Futures Trading Commission with respect to registration of mortgage REITs as commodity pool operators.
xxii.    The Company has taken all necessary actions to ensure that the Company and its officers and directors, in their respective capacities as such, have been and will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “SOX”) and the rules and regulations promulgated thereunder.
xxiii.    No consent, approval, authorization, license or order or decree of, or filing, qualification by registration with, any Governmental Entity is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Shares by the Company, except such as have been obtained or made, or will be obtained or made on or before the date hereof, under the Act and such as may be required by the Securities Exchange, the Financial Industry Regulatory Authority (“FINRA”) or under state securities laws or the laws of any foreign jurisdiction.
xxiv.    Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, (i) neither the Company nor any Subsidiary has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) there has not been any change in or affecting the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or prospects of the Company that would be reasonably expected to have a Material Adverse Effect, (iii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as a whole, and (iv) except for regular dividends on the Common Stock and the Preferred Stock, in each case in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
xxv.    Except as described in the Registration Statement, the Disclosure Package and the Prospectus: (i) each of the Company and each Subsidiary is in compliance in all material aspects with all statutes, rules and regulations applicable to the Company and the Subsidiaries, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) each of the Company and each Subsidiary possesses all required permits, consents, licenses, patents, franchises, certificates, clearances, approvals, authorizations and supplements or amendment thereto (“Authorizations”) required by any such applicable Law and such required Authorizations are valid and in full force and effect, and neither the Company nor any Subsidiary is in violation of any term of any such required Authorizations, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) neither the Company nor any Subsidiary has received written notice that the Internal Revenue Service or any other federal, state or other foreign Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any such required Authorizations, or otherwise impair the rights of the holder of any such required Authorization, and, to the knowledge of the Company, no such Governmental Entity is considering such action or that any event has occurred that allows, or after notice or lapse of time would allow, any such limitation, suspension, modification or revocation, or other impairment of the rights of the holder of any such required Authorization, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect; and (iv) each of the Company and each Subsidiary has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any such applicable laws or any such required Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission), except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.
xxvi.    Each of the Company and each Subsidiary owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and has no reason to believe that the conduct of its business will materially conflict with, and has not received any written notice of any claim of a material conflict with, any such rights of others. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any Subsidiary in or to such rights, in each case that would be material to the Company or each Subsidiary. There is no pending or, to knowledge of the Company, threatened action, suit, proceeding, or claim by others that the Company or any Subsidiary infringes, misappropriates, or otherwise violates any such rights of others, in each case that would be material to the Company or such Subsidiary.
xxvii.    Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any Subsidiary has violated and is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, material noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or any Subsidiary under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company nor any Subsidiary received any written communication, whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that the Company or any Subsidiary is in violation of any Environmental Law; (B) there is no claim, action or cause of action filed with a court or Governmental Entity, no investigation with respect to which the Company or any Subsidiary has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any

Material of Environmental Concern at any location owned, leased or operated by the Company or any Subsidiary, now or in the past (collectively, “Environmental Claims”), pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any person or entity whose liability for any Environmental Claim the Company or any Subsidiary has retained or assumed either contractually or by operation of law; and (C) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary has retained or assumed either contractually or by operation of law.
xxviii.    (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”)) would have any liability (each a “Plan”) has been maintained, in all material respects, in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, except for instances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) with respect to each Plan subject to Title IV of ERISA, except for instances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, the result of which would reasonably be expected to result in a Material Adverse Effect.
xxix.    There are no outstanding loans or other extensions of credit made by the Company or any Subsidiary to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not taken any such action prohibited by Section 402 of SOX.
xxx.    The operations of the Company and each Subsidiary have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Entity involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
xxxi.    None of the Company, any Subsidiary, nor to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
xxxii.    All statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate in all material respects as of the respective dates that such data were first included in the Registration Statement, the Disclosure Package or the Prospectus, and such data agree with the sources from which they are derived, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
xxxiii.    Each of the Company and each Subsidiary carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its business and the value of its respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and each Subsidiary are in full force and effect, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect; each of the Company and each Subsidiary is in compliance with the terms of such policies in all material respects; and neither the Company nor any Subsidiary has received written notice from any insurer or agent of such insurer that any expenditures (other than regular premium payments) are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
xxxiv.    No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package and the Prospectus which is not so described.
xxxv.    Neither the Company nor any Subsidiary has been notified that any executive officer of the Company or any such Subsidiary plans to terminate his or her employment with his or her current employer. Neither the Company, any Subsidiary nor any executive officer of the Company or any Subsidiary is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or Subsidiary as described in the Registration Statement, the Disclosure Package and the Prospectus.
xxxvi.    Neither the Company, any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary has, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the Company and its Subsidiaries. Neither the Company, any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person acting on behalf of the Company or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company, the Subsidiaries and, to the knowledge of the Company, their affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.
xxxvii.    Except as described in the Registration Statement, the Disclosure Package or the Prospectus, or as contemplated by this Agreement, there are no (A) claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee or commission or similar payment by the Company to the Agents with respect to the transactions contemplated hereby or (B) arrangements, agreements or understandings of the Company or any affiliate of the Company that may affect either Agent’s compensation in connection with the transactions contemplated hereby as determined by FINRA.
xxxviii.    The Company has previously elected to be subject to taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code. Since at least its taxable year ended December 31, 2006, the Company has been, and upon the sale of the Shares will continue to be, organized in conformity with the requirements for qualification and taxation as a REIT. The Company’s method of operation as described in the Registration Statement, the Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company operates in a manner that would permit it to qualify and be taxed as a REIT under the Code, and the Company has no intention of changing its proposed and current method of operation or engaging in activities which would cause it to fail to qualify or make economically undesirable its qualification as a REIT under the Code. Each of the Company’s Subsidiaries, except for SMFC Funding Corporation, is in compliance with all requirements applicable to a REIT or a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and all applicable regulations under the Code, and, to the knowledge of the Company, there is no fact that would negatively impact such qualifications.
xxxix.    The description of the organization and method of operation and its qualification and taxation as a REIT of the Company and each of the Subsidiaries other than SMFC Funding Corporation set forth in the Registration Statement, the Disclosure Package and the Prospectus is accurate and presents fairly the matters referred to therein. Except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no plan or intention to materially alter its stated investment policies and operating policies and strategies, as such are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and any other report or document filed with the Commission and deemed to be incorporated by reference in the Registration Statement and the Prospectus, outside the ordinary course of business.
xl.    Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
xli.    The Company is not party to any other equity distribution or sales agency agreements or other similar arrangements with any other agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Act.
xlii.    Except with respect to the Agents in connection with the sale of the Shares, or as described in the Registration Statement, the Disclosure Package or the Prospectus, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), the Agents and/or any related persons.
xliii.    Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Agent and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Agent.
xliv.    The forms of certificate used to evidence the Shares and the shares of Common Stock issuable upon conversion of the Shares in accordance with the charter comply in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company, including (in the case of the Shares) the charter, and the requirements of the Securities Exchange.
xlv.    There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

xlvi.    Neither the Company nor any Subsidiary is in violation of or has received written notice of any violation with respect to any federal or state law relating to discrimination in the hiring, termination, promotion, terms or conditions of employment or pay of employees, or any applicable federal or state wages and hours law, the violation of any of which could have a Material Adverse Effect.
(b)    Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company, as applicable, to the Agents as to the matters covered thereby.
3.    Sale and Delivery of Shares.
(a)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Agents, acting as sales agents, and each Agent agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.
i.    The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and either Agent on any day that (A) is a trading day for the Securities Exchange on which the Shares may then be listed (other than a day on which the Securities Exchange is scheduled to close prior to its regular weekday closing time), (B) the Company has instructed such Agent by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement; provided, however, the Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall be effected by or through only one Agent on any single given day, and the Company shall in no event request that an Agent sell Shares on the same day as the other Agent. The Company will designate (i) the maximum amount of the Series A Shares and/or Series B Shares to be sold by such Agent daily as agreed to by such Agent (in any event not in excess of (x) the amount available for issuance under the Prospectus and the currently effective Registration Statement less (y) any amounts already issued and sold pursuant to this Agreement), (y) the minimum price per Share at which such Series A Shares and/or Series B Shares may be sold and (z) the maximum price per Share at which such Series A Shares and/or Series B Shares may be sold (which maximum price shall not be more than a “de minimis amount” in excess of $25.00, as determined under the principles of Treasury Regulation §1.1273-1(d) on the date of such designation). Subject to the terms and conditions hereof, such Agent shall use its commercially reasonable efforts to sell on a particular day, consistent with its normal trading practices, all of the Shares designated for the sale by the Company on such day. The gross sales price of the Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Series A Shares and/or Series B Shares, as the case may be, sold by such Agent under this Section 3(a) on the Securities Exchange at the time of sale of such Shares (but in no event shall such gross sales price be less than the minimum price per Share designated by the Company at which such Shares may be sold).
ii.    The Company acknowledges and agrees that (A) there can be no assurance that either Agent will be successful in selling the Shares, (B) neither Agent will incur any liability or obligation to the Company or any other person or entity if such Agent does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Agent and the Company pursuant to a Terms Agreement.
iii.    The Company shall not authorize the issuance and sale of, and no Agent shall be obligated to use its commercially reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to the Agents in writing. The Company may, upon notice to each other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Either Agent may, upon notice to each other party hereto by telephone (confirmed promptly by electronic mail), suspend its participation in the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice and shall not otherwise effect this Agreement with respect to the Company and the other Agent.
iv.    Each Agent hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the Securities Exchange that qualify for delivery of a Prospectus to the Securities Exchange in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “Continuous Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Agent pursuant to a Terms Agreement.
v.    The compensation to the Agents for sales of the Shares with respect to which the Agents acts as sales agent under this Agreement shall be at a rate mutually agreed in writing up to 2.0% of the gross sales price of the Shares sold pursuant to this Section 3(a) by the Agents and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when an Agent acts as principal, in which case the Company may sell Shares to such Agent as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed on such Agent by any Governmental Entity in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).
vi.    Each Agent shall provide written confirmation (which may be by facsimile or electronic mail) to the Company promptly following the close of trading on the Securities Exchange each day in which the Shares are sold by such Agent under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to such Agent with respect to such sales. At the option of the Agents, such compensation shall be deducted from the proceeds paid by the Agent to the Company in connection with the sale of the Shares or set forth and invoiced in periodic statements from such Agent to the Company, with payment to be made by the Company promptly after its receipt thereof in the case of the latter.
vii.    Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through an Agent for settlement on such date shall be issued and delivered by the Company to such Agent against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to such Agent’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agents any commission to which they would otherwise be entitled absent such default. If an Agent breaches this Agreement by failing to deliver the Net Proceeds to the Company on any Settlement Date for the Shares delivered by the Company, such Agent will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Agent.
viii.    At each Applicable Time and Representation Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Agents to use their commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.
(b)    If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Agents of the proposed terms of such Placement. If one or both Agents, acting as principal, wish to accept such proposed terms (which each Agent may decline to do for any reason in its sole discretion) or, following discussions with the Company wish to accept amended terms, one or both Agent(s) and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or such Agent(s) unless and until the Company and such Agent(s) have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.
(c)    Each sale of the Shares to the Agents shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Agents. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Agents. The commitment of an Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by an Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Agents.
(d)    Under no circumstances shall the aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the Maximum Amount, (ii) the number and/or dollar amount of Shares available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Agents in writing.
(e)    [Intentionally Omitted.]
(f)    Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the Agents given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for the offer or sale of any Shares, and the Agents shall not be obligated to offer or sell any Shares, (i) during any period in which an event-specific blackout has been imposed on any officer or director of the Company under the Company’s insider trading policy, as it exists on the date of this Agreement, (ii) during any other period in which the Company is in possession of material non-public information or (iii) except as provided in Section 3(g) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.
(g)    If the Company wishes to offer, sell or deliver Shares pursuant to this Agreement at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to each Agent (with a copy to counsel to the Agents) a Current Report on Form 8-K, which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, and obtain the consent of the Agents to the filing thereof (such consent not to be unreasonably withheld), (ii) afford the Agents the opportunity to conduct a due diligence review in accordance with Section 4(n) hereof and (iii) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 3(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the Company and the Agents agree that this Section 3(g) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 3(f), which shall have independent application.
4.    Agreements. The Company agrees with each Agent that:
(a)    The Company shall properly complete the Prospectus, in a form approved by the Agents, and shall file such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) promptly following the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Agents (provided that no such approval shall be required in connection with a supplement consisting of a report or other document filed with the Commission and incorporated by reference into the Prospectus), and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Agents of such timely filing. The Company will promptly advise the Agents (i) when the Prospectus, and any supplement thereto (other than a supplement consisting of a report or other document filed with the Commission and incorporated by reference into the Prospectus), shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment (other than an amendment consisting of a report or other document filed with the Commission and incorporated by reference into the Registration Statement) to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will not file any amendment (other than an amendment consisting of a report or other document filed with the Commission and incorporated by reference into the Registration Statement, Base Prospectus, Prospectus Supplement, Interim Prospectus Supplement or any Rule 462(b) Registration Statement) to the Registration Statement, the Prospectus Supplement, any Interim Prospectus Supplement, the Base Prospectus or any Rule 462(b) Registration Statement unless the

Company has furnished to the Agents a copy for the Agents’ review prior to filing and will not file any such proposed amendment or supplement to which the Agents reasonably object.
(b)    If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs which would cause the Disclosure Package to include any untrue statement of a material fact or to omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Agents so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Agents in such quantities as the Agents may reasonably request.
(c)    During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, any event occurs which would cause the Prospectus as then supplemented to include any untrue statement of a material fact or to omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Agents of any such event, (ii) prepare and file with the Commission, subject to paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective by the Commission as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Agents in such quantities as the Agents may reasonably request.
(d)    As soon as practicable, the Company will make generally available to its security holders and to the Agents an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
(e)    The Company will furnish to the Agents and counsel for the Agents, without charge, conformed electronic copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Agent or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Agents may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
(f)    The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Agents may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)    The Company agrees that, unless it has or shall have obtained the prior written consent of the Agents, and each of the Agents agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Agents or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(h)    During the period on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act with respect to any of the foregoing; or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without (i) giving the Agents at least one Business Day’s prior written notice, or such shorter period mutually agreed upon between the Company and the Agents, specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Agents suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Agents in light of the proposed transaction; provided, however, that the foregoing restriction shall not apply to issuances or sales (i) pursuant to this Agreement or any Terms Agreement or (ii) pursuant to the Company’s 2009 Stock and Incentive Plan or any other equity incentive plan of the Company.
(i)    The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.
(j)    The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agents promptly after, to the knowledge of the Company, there shall be any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agents pursuant to Section 6 herein or the Company shall have received written notice of such information or fact.

(k)    Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that the Company (i) amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Shares) the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares; or (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K) (a “10-K Representation Date”) or (iii) files a quarterly report on Form 10-Q under the Exchange Act; or (iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (such commencement date, recommencement date, 10-K Representation Date and each such date referred to in clauses (iii) and (iv), a “Representation Date”), the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated and delivered on a date that is no later than three Business Days following the applicable Representation Date (except in the case of the commencement or recommencement of the offering of Shares under this Agreement, in which case such certificate shall be dated and delivered on the date of such commencement or recommencement), as the case may be, in form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Agents are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide the certificate under this Section 4(k) shall be waived for any Representation Date occurring at a time at which no instruction to the Agents to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agents to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).
(l)    Upon commencement of the offering of the Shares under this Agreement and upon each 10-K Representation Date, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents written opinions of Troutman Sanders LLP, counsel to the Company (“Company Counsel”) and Hunton & Williams LLP (“1940 Act Counsel”), or other counsel satisfactory to the Agents, dated and delivered on a date that is no later than three Business Days following the applicable 10-K Representation Date (except in the case of the commencement of the offering of Shares under this Agreement, in which case such opinions shall be dated and delivered on the date of such commencement), as the case may be, in form and substance reasonably satisfactory to the Agents, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The requirement to provide opinions under this Section 4(l) shall be waived for any 10-K Representation Date occurring at a time at which no instruction to the Agents to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agents to sell Shares pursuant to Section 3 (such date shall be considered a 10-K Representation Date).
(m)    Upon commencement of the offering of the Shares under this Agreement and upon each 10-K Representation Date, the Company shall cause the Audit Firm, or other independent accountants satisfactory to the Agents forthwith, to furnish the Agents a letter, dated and delivered on a date that is no later than three Business Days following the applicable Representation Date (except in the case of the commencement of the offering of Shares under this Agreement, in which case such letter shall be dated and delivered on the date of such commencement), as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a letter under this Section 4(m) shall be waived for any 10-K Representation Date occurring at a time at which no instruction to the Agents to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agents to sell Shares pursuant to Section 3 (such date shall be considered a 10-K Representation Date).
(n)    On or around each Representation Date, the Company will, at the request of the Agents, conduct a due diligence session, in form and substance reasonably satisfactory to the Agents, which shall include representatives of the management and the Audit Firm. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Agents or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Agents may reasonably request. The requirement to conduct a diligence session or cooperate with other due diligence requests or reviews shall be waived for any Representation Date occurring at a time at which no instruction to the Agents to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agent to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).
(o)    The Company consents to each Agent trading in the Preferred Stock and the Common Stock for such Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.
(p)    The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Agents under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(q)    Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).
(r)    The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the Securities Exchange and to maintain such listing.
(s)    During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
(t)    The Company shall cooperate with the Agents and use its commercially reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.
(u)    The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.
(v)    The Company agrees that on such dates as the Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Act, which prospectus supplement will set forth, within the relevant period, the number of Shares sold through the Agents pursuant to Section 3(a) of this Agreement in Continuous Offerings, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to Section 3(a) of this Agreement, or disclose such information in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K, and (ii) deliver such number of copies of each such prospectus supplement to the Securities Exchange as are required by such exchange.
(w)    Except as contemplated herein or in the Registration Statement, the Disclosure Package and the Prospectus, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.
(x)    The Company will comply in all material respects with all applicable provisions of SOX that are in effect.

5.    Payment of Expenses. The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) listing of the Shares on the Securities Exchange; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Agent relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Agent relating to such filings in an amount not to exceed $10,000); (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) the fees and expenses of the Counsel to the Agents (not to exceed $40,000) and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
6.    Conditions to the Obligations of the Agents. The obligations of each of the Agents under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:
(a)    The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b)    The Company shall have requested and caused the Company Counsel to furnish to the Agents, on every date specified in Section 4(l) of this Agreement, its written opinions, substantially similar to the form attached hereto as Annex II-A (legal opinion), Annex II-B (negative assurance letter) and Annex II-C (REIT tax opinion), dated as of such date and addressed to the Agents; and the Company shall have requested and caused the 1940 Act Counsel to furnish to the

Agents, on every date specified in Section 4(l) of this Agreement, its written opinions, substantially similar to the form attached hereto as Annex II-D (Investment Company Act of 1940 opinion), dated as of such date and addressed to the Agents.
(c)    The Agents shall have received from Blank Rome LLP, counsel for the Agents, such opinion or opinions, dated as of the Execution Time and addressed to the Agents, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(d)    The Company shall have furnished or caused to be furnished to the Agents, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the chief executive officer, president or vice president of the Company and the chief financial or chief accounting officer of the Company to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct as if made at and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date); (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date; and (iii)  no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.
(e)    On every date specified in Section 4(m) of this Agreement, the Agents shall have received from the Audit Firm a letter dated such date, in form and substance satisfactory to the Agents containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
(f)    Since the respective dates as of which information is disclosed in the Registration Statement and the Disclosure Package, except as otherwise stated therein, there shall not have been any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Agents, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Disclosure Package (exclusive of any amendment or supplement thereto).
(g)    The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post‑effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(h)    Between the Execution Time and the time of any sale of Shares through the Agents, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(i)    FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.
(j)    The Shares shall have been listed and admitted and authorized for trading on the Securities Exchange, and satisfactory evidence of such actions shall have been provided to the Agents.
(k)    Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents may reasonably request.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to either Agent and counsel for such Agent, this Agreement with respect to such Agent and all obligations of such Agent hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Agent; provided, however, that such cancellation shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice of cancellation. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the office of Blank Rome LLP, counsel for the Agents, at 405 Lexington Avenue, New York, New York 10174, Attention: Brad L. Shiffman, on each such date as provided in this Agreement.
7.    Indemnification and Contribution.
(a)    The Company agrees to indemnify and hold harmless each Agent, the directors, officers, affiliates, employees and agents of such Agent and each person who controls such Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or the Prospectus (or any amendment or supplement to the

Registration Statement, any such Issuer Free Writing Prospectuses or the Prospectus) (ii) any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any omission or alleged omission to state in any such Issuer Free Writing Prospectus or Prospectus a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to indemnify and hold harmless each such indemnified party, as incurred, against any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.
(b)    Each Agent, acting severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to written information relating to such Agent furnished to the Company by such Agent specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.
(c)    Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof (enclosing a copy of all papers served); but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 7(a) or 7(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 7(a) or 7(b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, but only if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on advice of counsel to the indemnified party), (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on advice of counsel to the indemnified party) that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    In the event that the indemnity provided in Section 7(a), 7(b) or 7(c) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Agent agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and such Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by such Agent, on the other hand, from the offering of the Shares; provided, however, that in no case shall either Agent be responsible for any amount in excess of the sum (the “Agent’s Compensation”) of (i) the aggregate compensation paid to such Agent under Section 3(a)(v) of this Agreement and (ii) the aggregate underwriting discounts or commissions given or paid, as the case may be, to such Agent in connection with Terms Agreements between such Agent and the Company. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, on the one hand, and each Agent, on the other hand, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of such Agent, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Agent, on the other hand, shall be deemed to be in the same proportion as the total Net Proceeds from the offering (before deducting expenses) received by the Company bear to such Agent’s Compensation (before deducting expenses), in each case as determined by this Agreement and any applicable Terms Agreements. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or such Agent, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Agent shall have the same rights to contribution as such Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 7(d).
8.    Termination.
(a)    The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale of Shares, through the Agents for the Company, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 8, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.
(b)    Either Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement solely with respect to such Agent in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) the provisions of Sections 2, 5, 7, 8, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect with respect to such Agent notwithstanding such termination and (ii) this Agreement shall remain in full force and effect with respect to the Company and the other Agent.
(c)    This Agreement shall automatically terminate on the date on which all of the Shares have been sold pursuant to this Agreement, except that the provisions of Sections 2, 5, 7, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.
(d)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7, 8, 9, 10, 12, 14 and 15 shall remain in full force and effect.
(e)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by such Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.
(f)    In the case of any purchase of Shares by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Agent, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock or Preferred Stock shall have been suspended by the Commission or the Securities Exchange or trading in securities generally on the Securities Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Agent, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).
9.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of each Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Agents or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.
10.    Notices. Except with respect to notices for Placements or purchases pursuant to a Terms Agreement (each as set forth in Sections 3(a)(i) and 3(b) hereof), all communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, will be mailed, delivered or telefaxed to Ladenburg Thalmann & Co. Inc., 570 Lexington Avenue, Eleventh Floor, New York, New York 10022 Attention: Steven Kaplan, Managing Director, Facsimile: (212) 409-2169, and JonesTrading Institutional Services LLC, 780 Third Avenue, New York, New York 10017 Attention: Bryan Turley, Managing Director, Facsimile: (212) 907-5365; with a copy (which shall not constitute notice) to Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, Attention: Brad L. Shiffman, Facsimile: (917) 332-3725 or, if sent to the Company shall be mailed or delivered to the Company at 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060, Attention: Stephen J. Benedetti; with a copy (which shall not constitute notice) to Troutman Sanders LLP, Troutman Sanders Building, 1001 Haxall Point, Richmond, Virginia 23219, Attention: Susan S. Ancarrow, Facsimile: (804) 698-6015.
11.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. No purchaser of Shares from the Agents shall be deemed to be a successor by reason of such purchase.
12.    No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and each Agent and any affiliate through which such Agent may be acting, on the other hand, (b) each Agent is acting solely as sales agent and/or principal in connection with the purchase and sale of the Shares and not as a fiduciary of the Company and (c) the Company’s engagement of each Agent in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether an Agent has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that either Agent has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13.    Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and each Agent, on the other hand, with respect to the subject matter hereof.
14.    Applicable Law. This Agreement and any Terms Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement or any Terms Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York, without giving effect to the choice of law or conflicts of laws principles thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).
15.    Waiver of Jury Trial. Each of the Company and each Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.
16.    Consent to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.
17.    Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
18.    Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.
19.    Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.
“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the U.S. Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement (if any), (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective under the Act.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(v) of this Agreement.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
“Knowledge of the Company” and similar phrases shall mean the actual knowledge of Byron L. Boston and Stephen J. Benedetti without independent investigation.
“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement, including any documents incorporated by reference therein by the Act, and the most recently filed Interim Prospectus Supplement (if any).
“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or as promptly as practicable after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements, any documents incorporated by reference therein by the Act and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.
“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” “Rule 456”, “Rule 457” and “Rule 462(b)” refer to such rules under the Act.
“Repayment Event” shall mean any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.
[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Agents.

Very truly yours,

DYNEX CAPITAL, INC.

By:	/s/ Stephen J. Benedetti
	Name:	Stephen J. Benedetti
	Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

LADENBURG THALMANN & CO. INC.

By:	/s/ Steve Kaplan
	Name:	Steve Kaplan
	Title:	Managing Director and Head of Capital Markets

JONESTRADING INSTITUIONAL SERVICES LLC

By:	/s/ Trent McNair
	Name:	Trent McNair
	Title:	Chief Financial Officer

SCHEDULE I
Schedule of Free Writing Prospectuses included in the Disclosure Package
None.

Sch. I-1

ANNEX I
DYNEX CAPITAL, INC.
Preferred Stock
TERMS AGREEMENT
______, 20__
[NAME]
[ADDRESS]

Ladies and Gentlemen:
Dynex Capital, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated [ ], 20[ ] (the “Equity Distribution Agreement”), by and among the Company, Ladenburg Thalmann & Co. Inc. and JonesTrading Institutional Services LLC, to issue and sell to [applicable AGENT] the securities specified in the Schedule I hereto (the “Purchased Shares”)
Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by [applicable AGENT], as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.
An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.
Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to [applicable AGENT] and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.
If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity

Annex I-1

Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

DYNEX CAPITAL, INC.

By:
Name:
Title:

ACCEPTED as of the date first written above.

[APPLICABLE AGENT]

By:
Name:
Title:

Annex I-2

[Form of Schedule 1 to Terms Agreement]

Schedule I to the Terms Agreement
Title of Purchased Shares:
8.5% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Shares”)
7.625% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Shares”)

Number of Shares of Purchased Shares:	[ ● ]Series A Shares [ ● ] Series B Shares
[Price to Public:]	$[ ● ] per Series A Shares $[ ● ] per Series B Shares
Purchase Price by [applicable AGENT]	$[ ● ] per Series A Shares $[ ● ] per Series B Share
Method of and Specified Funds for Payment of Purchase Price:	By wire transfer to a bank account specified by the Company in same day funds.
Method of Delivery:	Free delivery of the Shares to the Agent’s account at The Depository Trust Company in return for payment of the purchase price.
Time of Delivery:
Closing Location:
Documents to be Delivered:	The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery:
(1) The opinion referred to in Section 4(l).
(2) The accountants’ letter referred to in Section 4(o).
(3) The officers’ certificates referred to in Section 4(k).
(4) Such other documents as the Agent shall reasonably request.

Annex I-3

ANNEX II-A
FORM OF LEGAL OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 4(l)

[ ], 20[ ]

Ladenburg Thalmann & Co. Inc.
570 Lexington Avenue
Eleventh Floor
New York, NY 10022
JonesTrading Institutional Services LLC
780 Third Avenue
New York, NY 10017

Ladies and Gentlemen:
We refer to the Equity Distribution Agreement, dated [ ], 20[ ] (the “Agreement”), by and among Dynex Capital, Inc. (the “Company”), Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and JonesTrading Institutional Services LLC (together with Ladenburg, the “Agents”), which provides for the potential offer and sale through or to the Agents, as sales agents and/or principals (the “Offering”), up to an aggregate value of $50,000,000 (subject to Section 3(d) of the Agreement) of shares of the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Shares”), par value $0.01 per share (the “Series A Preferred Stock”) and/or shares of the Company’s 7.625% Series B Cumulative Preferred Stock (the “Series B Shares” and, together with the Series A Shares, the “Shares”), par value $0.01 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”) from time to time during the term of, and on the terms set forth in Section 3 of, the Agreement.
This opinion letter is furnished to you at the Company’s request pursuant to Sections 4(1) and 6(b) of the Agreement, as counsel to the Company in connection with the Offering. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.
In connection with the foregoing, we have examined originals or copies of the following:

(a)
the Registration Statement on Form S-3 (File No. 333-200859), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 11, 2014, which shelf registration statement became effective on December 30, 2014 (such Registration Statement, as amended at the time it became effective, is hereinafter referred to as the “Registration Statement.”);

(b)	the Prospectus;

Annex II-A-1

(c)	the Disclosure Package;

(d)
the registration statement of the Company on Form 8-A (File No. 001-09819) filed with the Commission on August 1, 2012, relating to the registration of the Series A Preferred Stock under the Exchange Act;

(e)
the registration statement of the Company on Form 8-A (File No. 001-09819) filed with the Commission on April 17, 2013, relating to the registration of the Series B Preferred Stock under the Exchange Act;

(f)	the contract and other agreements or instruments that are listed on Schedule 1 hereto;

(g)	the Agreement;

(h)
a certificate of the Secretary of the Company, dated November 21, 2016, to which the following are attached: (i) the Articles of Incorporation of the Company, as amended to the date hereof (the “Articles of Incorporation”); (ii) the Bylaws of the Company, as amended to the date hereof (the “Bylaws”); (iii) resolutions adopted by the Board of Directors of the Company on September 16, 2014 and September 13, 2016; and (iv); the forms of certificates used to evidence the Shares (the “Form Certificates”);

(i)
a certificate, dated the date hereof, issued by the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”);

(j)	the certificate of the officers of the Company delivered pursuant to Sections 4(k) and 6(d) of the Agreement; and

(k)
the originals (or copies identified to our satisfaction) of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates, records and papers as we have deemed necessary or appropriate to render the opinions set forth herein.

As to factual matters, we have relied upon and assumed the accuracy of, with your permission, the representations and warranties of the Company included in the Agreement and other documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials.
In our examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons executing documents, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as copies, (v) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof, (vi) that all parties (other than the Company) (x) are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of

Annex II-A-2

organization; and (y) have the requisite power and authority to execute and deliver the documents and agreements discussed herein and to perform their respective obligations under the documents and agreements discussed herein to which they are a party; and (vii) no party nor any other person has acted in a manner, and no other event has occurred, since the date of the execution, adoption, effectiveness or delivery of the Agreement or any other document reviewed by us having a date prior to or as of the date hereof, as the case may be, that would effect an amendment, modify the interpretation thereof or cause any statement made therein not to be true and complete.
In addition to our review of the documents listed above, we have made such legal and factual inquiries for the purpose of rendering our opinions as we have deemed necessary (except where a statement is qualified as to knowledge or awareness, in which case we have made only such inquiry as is indicated below). The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the Commonwealth of Virginia. We express no opinion as to the effect of the laws of any other jurisdiction or as to the securities laws of any state (including, without limitation, the Commonwealth of Virginia), municipal law or the laws of any local agencies within any state (including, without limitation, within the Commonwealth of Virginia). This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
Whenever the phrase “to our knowledge” is used herein, it refers to the actual conscious awareness of the attorneys of this firm involved in the representation of the Company in connection with the Offering after due inquiry of those attorneys of our firm that we deem appropriate. Except as otherwise described above or indicated herein, we have not undertaken any independent investigation to determine the accuracy of such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company. Except to the extent indicated above, no actual or constructive knowledge of any other attorneys in the firm shall be imputed to the firm as to any of the matters set forth herein that is qualified by “to our knowledge” or a similar phrase. Without limiting the generality of the foregoing, we have not performed any mathematic calculations or made any financial or accounting determinations and express no opinion with respect to the ability of any party to perform under any documents (other than, with respect to the Company, under the Agreement). All assumptions made by us herein have been made, with your approval, without any investigation or verification by us.
We have not conducted a docket search or otherwise conducted an independent review or investigation of any official records of any court or governmental agency. In rendering our opinions set forth below, we have, with your approval, assumed without independent verification that the Agent and the Company have complied and will comply with their respective representations, warranties and agreements in the Agreement and that the offer, issuance, sale and distribution of the Shares will be carried out in the manner described in the Registration Statement.
On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that, as of the date hereof:

Annex II-A-3

1.
Based solely on the Good Standing Certificate, the Company is a corporation duly incorporated and is validly existing under and by virtue of the laws of the Commonwealth of Virginia and is in good standing with the SCC.

2.
The Company has the corporate power to own its properties and conduct its business as described in the Prospectus under the caption “Summary–The Company” and to enter into and perform its obligations under the Agreement,

3.
As of the date hereof, the Company has an authorized capitalization of 200,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, $0.01 par value per share, of which 8,000,000 and 7,000,000 shares have been designated as Series A Preferred Stock and Series B Preferred Stock, respectively. The authorized stock of the Company conforms, in all material respects, to the description thereof set forth in the Prospectus under the captions “Description of the Offered Stock, “Description of Our Common Stock” and “Description of Our Preferred Stock,” as the case may be.

4.
The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Agreement has been duly executed and delivered by the Company.

5.
The issuance and sale of the Shares have been duly authorized by the Company and, when and if issued and delivered to and paid for pursuant to the Agreement, the Shares will be validly issued, fully paid and nonassessable and the Shares will conform, in all material respects, to the description thereof contained in the Prospectus under the caption “Description of the Offered Stock.”

6.
The Form Certificates comply in all material respects with the requirements of the Virginia Stock Corporation Act (the “VSCA”) and with any applicable requirements of the Articles of Incorporation and the Bylaws.

7.
The statements in the Prospectus under the captions “Description of Our Common Stock” and “Material Provisions of Virginia Law and of Our Articles of Incorporation and Bylaws,” and in Item 15 of Part II of the Registration Statement, insofar as such statements purport to summarize Virginia law, the Articles of Incorporation or the Bylaws, are accurate in all material respects.

8.
The execution, delivery and performance by the Company of the Agreement and the consummation of the transactions contemplated by the Agreement and in the Prospectus (including the issuance and sale of the Shares and the application by the Company of the proceeds from the sale of the Shares as described under the caption “Use of Proceeds” in the Prospectus) and the compliance by the Company with its obligations under the Agreement will not (i) conflict with or result in a breach or violation of (a) the Articles of Incorporation or Bylaws or (b) any federal or Virginia statute, rule or regulation applicable to the Company, (ii) constitute a violation of,

Annex II-A-4

or a breach or default under, any agreement identified in Schedule I hereto to which the Company is a party; or (iii) result in a breach of, or constitute a default under, any judgment, decree or order of any state or federal court or other governmental authority identified in Schedule II hereto to which the Company is a party or subject.

9.
No filing with, notice to, or consent, approval, authorization or order of any court or Governmental Entity of the United States of America or the Commonwealth of Virginia is required to be made or obtained by the Company pursuant to the federal laws, rules and regulations of the United States of America and the Commonwealth of Virginia, respectively, in connection with the execution and delivery of the Agreement and the issuance and sale of the Shares, except for: (a) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, the NYSE and under applicable state securities laws or (b) those as have been obtained or waived.

10.
The issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right or other similar right arising under the VSCA, the Articles of Incorporation, the Bylaws or the agreements or documents listed on Schedule I hereto.

We express no opinion as to compliance by any of the parties to the documents and agreements discussed herein (other than the Company) with any state or federal laws or regulations applicable to the subject transactions because of the nature of their business.
Our opinions are as of the date hereof and we have no responsibility to update these opinions for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking to advise you of any changes in law.
Our opinions expressed herein represent the judgment of this law firm as to certain legal matters, but they are not guarantees or warranties and should not be construed as such.
Our opinions are furnished to you for your exclusive use solely in connection with the matters contemplated by the Agreement. These opinions may not be relied upon by you for any other purposes, or furnished to, quoted, referred to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent; provided, however, that Blank Rome LLP, counsel to the Agent, may rely on the Opinions set forth in this opinion as they relate to matters of Virginia law.
Very truly yours,

TROUTMAN SANDERS LLP

Annex II-A-5

Schedule I
Selected Agreements

1.	Severance Agreement between Dynex Capital, Inc. and Stephen J. Benedetti dated June 11, 2004.

2.	409A Amendment to Severance Agreement between Dynex Capital, Inc. and Stephen J. Benedetti, dated December 31, 2008.

3.	Dynex Capital, Inc. 2009 Stock and Incentive Plan, effective as of May 13, 2009.

4.	Employment Agreement, dated as of July 31, 2009, between Dynex Capital, Inc. and Byron L. Boston.

5.	Equity Distribution Agreement between Dynex Capital, Inc. and JMP Securities LLC, dated June 24, 2010.

6.	Amendment No. 1 to Equity Distribution Agreement between Dynex Capital, Inc. and JMP Securities LLC, dated December 23, 2011.

7.	Form of Restricted Stock Agreement for Executive Officers under the Dynex Capital, Inc. 2009 Stock and Incentive Plan.

8.	Base salaries for executive officers of Dynex Capital, Inc.

9.	Non-employee directors’ annual compensation for Dynex Capital, Inc.

10.	Letter Agreement between Dynex Capital, Inc. and Byron L. Boston, dated September 7, 2011.

11.	Master Repurchase and Securities Contract dated as of August 6, 2012 between Issued Holdings Capital Corporation, Dynex Capital, Inc. (as guarantor) and Wells Fargo Bank, National Association.

12.	Amendment No. 1 to Master Repurchase and Securities Contract dated as of October 1, 2013 between Issued Holdings Capital Corporation, Dynex Capital, Inc. (as guarantor) and Wells Fargo Bank, N.A.

13.	Amendment No. 2 to Master Repurchase and Securities Contract dated as of February 5, 2015 between Issued Holdings Capital Corporation, Dynex Capital, Inc. (as guarantor) and Wells Fargo Bank, N.A.

14.	Amendment No. 3 to Master Repurchase and Securities Contract dated as of April 29, 2016 between Issued Holdings Capital Corporation, Dynex Capital, Inc. (as guarantor) and Wells Fargo Bank, N.A.

15.	Guarantee Agreement dated as of August 6, 2012 by Dynex Capital, Inc. in favor of Wells Fargo Bank, National Association.

16.	Underwriting Agreement, dated April 11, 2013, by and among Dynex Capital, Inc., J.P. Morgan Securities LLC, and Keefe, Bruyette & Woods, Inc.

17.	Dynex Capital, Inc. Executive Incentive Plan.

18.	Form of Restricted Stock Agreement for Non-Employee Directors under the Dynex Capital, Inc. 2009 Stock and Incentive Plan.

Annex II-A-6

Schedule II
Judgments, Decrees or Orders of State or Federal Court
or Other Governmental Authorities
None.

Annex II-A-7

ANNEX II-B
FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 4(l)

November 21, 2016
Ladenburg Thalmann & Co. Inc.
570 Lexington Avenue
Eleventh Floor
New York, NY 10022
JonesTrading Institutional Services LLC
780 Third Avenue
New York, NY 10017

Ladies and Gentlemen:
We refer to the Equity Distribution Agreement, dated November 21, 2016 (the “Agreement”), by and among Dynex Capital, Inc. (the “Company”), Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and JonesTrading Institutional Services LLC (together with Ladenburg, the “Agents”), which provides for the potential offer and sale through or to the Agents, as sales agents and/or principals (the “Offering”), up to an aggregate value of $50,000,000 (subject to Section 3(d) of the Agreement) of shares of the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Shares”), par value $0.01 per share (the “Series A Preferred Stock”) and/or shares of the Company’s 7.625% Series B Cumulative Preferred Stock (the “Series B Shares” and, together with the Series A Shares, the “Shares”), par value $0.01 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”) from time to time during the term of, and on the terms set forth in Section 3 of, the Agreement.
Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.
This letter is rendered by us at the Company’s request pursuant to Sections 4(1) and 6(b) of the Agreement, as counsel to the Company in connection with the Company’s issuance and sale of the Shares. In this capacity, we have examined originals or copies of the following:

(a)
the Registration Statement on Form S-3 (File No. 333-200859), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 11, 2014, which shelf registration statement became effective on December 30, 2014 (such Registration Statement, as amended at the time it became effective, is hereinafter referred to as the “Registration Statement”);

(b)	the Prospectus;

Annex II-B-1

(c)	the Disclosure Package;

(d)
the registration statement of the Company on Form 8-A (File No. 001-09819) filed with the Commission on August 1, 2012, relating to the registration of the Series A Preferred Stock under the Exchange Act;

(e)
the registration statement of the Company on Form 8-A (File No. 001-09819) filed with the Commission on April 17, 2013, relating to the registration of the Series B Preferred Stock under the Exchange Act;

(f)	the contract and other agreements or instruments that are listed on Schedule 1 hereto;

(g)	the Agreement;

(h)
a certificate of the Secretary of the Company, dated November 21, 2016, to which the following are attached: (i) the Articles of Incorporation of the Company, as amended to the date hereof; (ii) the Bylaws of the Company, as amended to the date hereof; (iii) resolutions adopted by the Board of Directors of the Company on September 16, 2014 and September 13, 2016; and (iv) the forms of certificates used to evidence the Shares;

(i)
a certificate, dated the date hereof, issued by the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing;

(j)	the certificate of the officers of the Company delivered pursuant to Sections 4(k) and 6(d) of the Agreement; and

(k)
the originals (or copies identified to our satisfaction) of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates, records and papers as we have deemed necessary or appropriate to render the opinions set forth herein.

Because the primary purpose of our professional engagement was not to establish or confirm the accuracy of the factual matters set forth in the Registration Statement, the Disclosure Package or the Prospectus, we do not assume any responsibility for the accuracy of the factual matters set forth in the Registration Statement, the Disclosure Package or the Prospectus (except to the extent expressly set forth in paragraph 7 of our opinion letter addressed to you of even date herewith), and we have not independently verified the accuracy of the factual matters set forth in Registration Statement, the Disclosure Package or the Prospectus (except as aforesaid). Without limiting the foregoing, we assume no responsibility for and have not independently verified the accuracy, completeness or fairness of the financial statements and related notes, financial statement schedules or other financial and statistical data contained in or omitted from the Registration Statement, the Disclosure Package and the Prospectus, and we have not examined the accounting, financial or other records from which such financial statements, schedules and data are derived. We note that, although certain portions of the Registration Statement, the Disclosure Package and the Prospectus

Annex II-B-2

(including certain financial statements) have been included therein on the authority of experts, we are not such experts with respect to any portion of the Registration Statement, the Disclosure Package or the Prospectus (including, without limitation, such the financial statements and related notes, financial statement schedules or other financial and statistical data contained in or omitted therefrom) and, accordingly, we are not in a position to comment upon the appropriateness of any accounting policy, procedure or method.
As counsel to the Company, however, we have participated in conferences with officers and other representatives of the Company, with representatives of the independent registered public accountants of the Company and representatives of the Agents and their counsel at which conferences the contents of the Registration Statement, the Disclosure Package, the Prospectus and any amendment and supplement thereto and related matters were discussed and, although we assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Disclosure Package, the Prospectus and any amendment and supplement thereto (except to the extent expressly set forth in paragraph 7 of our opinion letter addressed to you of even date herewith), on the basis of the foregoing, we advise you that:

1.
the Registration Statement, at the Effective Time (as defined below), and the Prospectus, as of its date, each appeared on its face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the rules and regulations thereunder (except that in each case we do not express any view as to the financial statements and related notes, financial statement schedules or other financial and statistical data, or as to any other financial accounting, numerical or quantitative data or information, included, incorporated by reference or required to be included or incorporated by reference therein, or excluded therefrom, or in the exhibits to the Registration Statement);

2.
to our knowledge, there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or are required to be summarized or described in the Prospectus or the Registration Statement that have not been so filed, summarized or described; and

3.
nothing has come to our attention that has caused us to believe that:  (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case in clauses (i) and (ii) above, we do not express any view or belief and make no statement with respect to (A) the financial statements and related notes, financial statement schedules or other financial and statistical data, or as to any other financial accounting, numerical or quantitative data or information, included, incorporated by reference or required to be included or incorporated by reference in, or excluded from, the Registration Statement or the

Annex II-B-3

Prospectus or the exhibits to the Registration Statement or (B) the written information that you furnished to the Company specifically for inclusion in, or excluded from, the Registration Statement or the Prospectus.
We have made no inquiry into the delivery of any documents to any investor, and have further assumed that pricing information related to the sale of the Shares will be conveyed to investors at or prior to the time of any sale.
Whenever a statement herein is qualified by the phrase “to our knowledge” is used herein, it refers to the actual conscious awareness of the attorneys of this firm involved in the representation of the Company in connection with the Offering after due inquiry of those attorneys of our firm that we deem appropriate. As used herein, “Effective Time” means the most recent time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to you.
This letter is furnished to you for your exclusive use solely in connection with the matters contemplated by the Agreement. This letter may not be relied upon by you for any other purposes, or furnished to, quoted, referred to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent in each instance.

Very truly yours,

TROUTMAN SANDERS LLP

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ANNEX II-C
FORM OF REIT TAX OPINION
TO BE DELIVERED PURSUANT TO SECTION 4(l)
November 21, 2016
Ladenburg Thalmann & Co. Inc.
570 Lexington Avenue
Eleventh Floor
New York, NY 10022
JonesTrading Institutional Services LLC
780 Third Avenue
New York, NY 10017

Re:    Dynex Capital, Inc.
Ladies and Gentlemen:
We have acted as counsel to Dynex Capital, Inc., a Virginia corporation (“Dynex”), in connection with the issuance and sale by Dynex of up to $50,000,000 of Shares, pursuant to the Equity Distribution Agreement, dated November 21, 2016 (the “Agreement”), by and among Dynex, Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and JonesTrading Institutional Services LLC (together with Ladenburg, the “Agents”). This letter is furnished to you pursuant to Section 4(l) and Section 6(b) of the Agreement. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
Dynex has a number of wholly-owned subsidiaries (“qualified REIT subsidiaries”), the income, liabilities, and assets of which are consolidated with those of Dynex for U.S. federal income tax purposes. This letter refers to Dynex, together with such subsidiaries, as “Consolidated Dynex.” In connection with the opinions rendered below, we have examined such records, certificates, documents and other materials as we considered necessary or appropriate as a basis for such opinion, including, without limitation, the following:

1.	The Restated Articles of Incorporation of Dynex, as amended, effective June 2, 2014;

2.	The Amended and Restated Bylaws of Dynex, adopted as of May 17, 2016;

3.	Consolidated Dynex’s federal income tax return for its taxable year 2014 and 2015;

4.	The 2015 Form 10-K of Consolidated Dynex;
5.    The Registration Statement, the prospectus filed as a part of the Registration Statement (the “Prospectus”), and the Prospectus Supplement;

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6.     The representation letter dated the date hereof delivered to us by an officer of Dynex as to relevant factual matters and covenants as to future operations dated as of the date hereof (the “Representation Letter”);

7.	The Agreement; and

8.	such other documents as we have deemed necessary or appropriate for purposes of the opinions provided herein.
In connection with the opinion rendered below, we have assumed that each of the documents referred to above has been duly authorized, executed, and delivered, is authentic, if an original, or accurate, if a copy, and has not been amended, and is accurate, correct and complete in all material respects. We have further assumed that during Consolidated Dynex’s 2016 taxable year and subsequent taxable years, it has conducted, and will continue to conduct, its affairs in a manner that will make the representations set forth in the Representation Letter true for such years; and that neither Dynex nor any subsidiary of Dynex will make any amendments to its organizational documents after the date of this opinion that would affect Consolidated Dynex’s qualification as a real estate investment trust pursuant to sections 856 through 860 of the Code (a “REIT”) for any taxable year.
Further the opinion is based on the assumption that (i) Consolidated Dynex met certain asset, income and distribution requirements applicable to REITs, (ii) if Consolidated Dynex were ultimately found not to have met the REIT distribution requirements for any taxable year, such failure was due to reasonable cause and not due to willful neglect; (iii) each of Dynex and its subsidiaries has been and will continue to operate in accordance with the laws of the jurisdiction in which it was formed, and in the manner described in the relevant partnership agreement, LLC operating agreement or other organizational documents, (iv) there will be no changes in the applicable law of Virginia or of any other jurisdiction under the laws of which any of the entities comprising Dynex and its subsidiaries have been formed, and (v) each of the written agreements to which Dynex or its subsidiaries is a party has been and will be implemented, construed and enforced in accordance with its terms, without regard to any parole evidence. In addition, for the purposes of rendering this opinion, we have not made an independent investigation or reached independent conclusions as to the assumptions that we have made or of the facts set forth in any of the aforementioned documents, including, without limitation, the Registration Statement, the Prospectus, the Prospectus Supplement, and the Representation Letter.
Based solely on the documents, assumptions, and representations set forth above, and without further investigation, we are of the opinion that Consolidated Dynex qualified as a REIT in its 2014 and 2015 taxable years and that its organization and contemplated method of operation are such that it will continue to so qualify for its 2016 taxable year and subsequent taxable years. Except as described herein we have performed no further due diligence and have made no efforts to verify the accuracy or genuineness of the documents, assumptions, and representations set forth above.
The ability of Consolidated Dynex to qualify as a REIT for subsequent taxable years will depend on future events, some of which are not within the control of Consolidated Dynex.

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Additionally, it is not possible to predict whether the statements, representations, warranties, or assumptions on which we have relied to issue this opinion will continue to be accurate in the future. We will not review Consolidated Dynex’s compliance with the documents or assumptions, or the representations set forth above. Accordingly, no assurance can be given that the actual results of Consolidated Dynex’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.
The foregoing opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations promulgated thereunder, each as amended from time to time and as in existence as of the date hereof, and on existing administrative and judicial interpretations thereof. Legislation enacted, administrative action taken, administrative interpretations or rulings, or judicial decisions promulgated or issued subsequent to the date hereof may result in tax consequences different from those anticipated by our opinion herein. Additionally, our opinion is not binding on the Internal Revenue Service or any court, and there can be no assurance that contrary positions may not be taken by the Internal Revenue Service.
The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressees, and it speaks only as of the date hereof. This opinion letter may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

Very truly yours,
TROUTMAN SANDERS LLP

Annex II-C-3

ANNEX II-D
FORM OF INVESTMENT COMPANY ACT OF 1940 OPINION
TO BE DELIVERED PURSUANT TO SECTION 4(l)
The Company is not required to be registered, and after giving effect to the offer and sale of the Shares and application of the proceeds from the offering and sale of the Shares as described in the Disclosure Package and the Prospectus will not be required to register, as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Annex II-D-1